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                                                                   Exhibit 10.44


$8,000,000.00                                                  November 14, 2000

                    Promissory Note Secured by Deed of Trust

Pursuant to the terms of that certain Employment Agreement (the "Agreement") dated as of October 11, 2000, by and between Thomas J. Casey ("Executive") and Global Crossing Ltd. ("Employer"), Global Crossing Development Co. ("GCDC"), a subsidiary of Employer has agreed to make a loan secured by deed of trust to Executive.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Executive agrees as follows:

1. Executive hereby promises to pay to GCDC or order, at 360 North Crescent Drive, Beverly Hills, California 90210, or at such other place as the Employer may, from time to time, designate in writing, the principal amount of Eight Million Dollars ($8,000,000.00).

2. The principal amount and all accrued interest shall be due and payable in full at the earlier of (i) October 11, 2005, (ii) 90 days after termination of Executive's employment by Employer for Cause, or (iii) 90 days after a resignation by Executive other than pursuant to Section 10 of the Agreement (the "Due Date").

3. This Promissory Note shall bear interest at the rate of 6.01% per annum. This Promissory Note and interest thereon may be prepaid in whole or in part at any time.

4. This Promissory Note shall be governed by the laws of the State of California. In the event of default in the payment of any sums due hereunder, GCDC shall be entitled to reimbursement from Executive for all costs of collections, including reasonable attorney's fees and costs. In the event of default in the payment of any sums due hereunder, to the extent permitted by law, GCDC shall have the right to offset sums due hereunder against any other sums which may be owed by Employer to Executive. A default by Executive hereunder shall constitute a breach of the terms of the Agreement and shall be grounds for immediate termination for Cause.

5. This Promissory Note is secured by a Deed of Trust to Stewart Title of California Inc., a California corporation, as Trustee.

6. Capitalized terms not defined herein shall have the meaning set forth in the Agreement.


/s/ Thomas Casey
-------------------------
Thomas J. Casey
Executive